SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

Dex Media, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

Item 7.01 May elect to disclose pursuant to Regulation FD.
Signature
EXHIBIT INDEX
Press Release

Item 7.01      May elect to disclose pursuant to Regulation FD.

     99.1          Press release, dated August 31, 2004.

In a press release, dated August 31, 2004, Dex Media Inc. announced that it signed a 50-month contract for billing and collection services with Qwest Communications International Inc., effective November 1, 2004. Under the terms of the market-based agreement, Qwest will continue to provide billing and collection services for approximately 45 percent of Dex advertiser accounts across its 14-state region. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2004

DEX MEDIA, INC.
By:	/S/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 31, 2004.